As filed with the Securities and Exchange Commission on November 5, 2026

Registration No. 333-[    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Parabolic Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	85-3118980
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Tel: (206) 414-1777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph Davy

Parabolic Technologies, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Tel: (206) 414-1777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 Tel: (917) 512-0827	Anthony W. Basch, Esq. J. Britton Williston, Esq. Ziqian Wang, Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-299744)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of Units offered by Parabolic Technologies, Inc. (the “Registrant”) by 643,382 Units and 360,000 option warrants that the underwriter shall receive pursuant to its exercise of the over-allotment option. The contents of the Registration Statement on Form S-1, as amended (File No. 333-299744) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 3, 2026, including all exhibits thereto, are incorporated by reference into this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunter Taubman Fischer & Li LLC

23.1	Consent of Marcum, LLP, independent registered public accounting firm for the Company

23.2	Consent of Bush & Associates CPA LLC, independent registered public accounting firm for the Company

23.3	Consent of SingerLewak LLP, independent auditor for ConnectAndSell, Inc.

23.4	Consent of Hunter Taubman Fischer & Li LLC (Included in Exhibit 5.1)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bainbridge Island, State of Washington, on November 5, 2026.

PARABOLIC TECHNOLOGIES, INC.

/s/ Joseph Davy
Name:	Joseph Davy
Title:	Chief Executive Officer

/s/ Dean Ditto
Name:	Dean Ditto
Title:	Chief Financial Officer

Power of Attorney

Each person whose signature is noted with an asterisk below constitutes and appoints Joseph Davy as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Davy	Chief Executive Officer and Director	November 5, 2026
Joseph Davy	(Principal Executive Officer)

/s/ Dean Ditto	Chief Financial Officer	November 5, 2026
Dean Ditto	(Principal Financial Officer and Principal Accounting Officer)

*	Director	November 5, 2026
Paula Boggs

*	Director	November 5, 2026
Kent Schofield

*	Director	November 5, 2026
Jack Leeney

*	Director	November 5, 2026
Mason Ward

*By:	/s/ Joseph Davy
Joseph Davy, Attorney-in-Fact

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